Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274488 and No. 333-268337 on Form S-8 and Registration Statement No. 333-271028 on Form S-3 of our report dated March 15, 2024, relating to the consolidated financial statements of ZeroFox Holdings, Inc.

/s/ Deloitte & Touche LLP

McLean, VA

March 15, 2024